EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1530	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1533

WESTERN REFINING TO ACQUIRE CONOCOPHILLIPS IDLED WINGATE PLANT AND ASSOCIATED ASSETS IN GALLUP, NEW MEXICO

EL PASO, Texas - September 17, 2014 - Western Refining, Inc. (NYSE:WNR) announced today that it has entered into an agreement for the acquisition of the 25,000 barrel per day (bpd) idled Wingate Fractionation Plant in Gallup, New Mexico from ConocoPhillips Company. The Wingate facility includes rail loading and offloading capabilities and storage facilities in addition to natural gas liquids (NGL) fractionation capability. The transaction is expected to close in early October 2014. Terms of the transaction were not disclosed.

Jeff Stevens, Western’s President and Chief Executive Officer said, “The strategic location of the Wingate facility is a great addition to the logistical assets of Western. It is conveniently located near our Gallup Refinery. This transaction will afford Western greater flexibility in the Four Corners region as it will provide approximately 125,000 barrels of pipeline-connected seasonal NGL storage for our Gallup Refinery; crude oil loading and transportation capabilities, both east and west, through the rail loading terminal; and pipeline connectivity to Western Refining Logistics, LP (NYSE:WNRL) assets.”

Stevens continued, “We will work closely with ConocoPhillips to ensure a smooth transition. This is a great example of our people identifying opportunities to build the long-term capabilities of both WNR and WNRL.”

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 65% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: the closing of the acquisition of the Wingate facility; the attractiveness of the location of the Wingate facility and the added benefits it will provide, including more flexibility in the Four Corners region, the anticipated storage capacity, the crude oil loading and transportation capabilities, and pipeline connectivity; and our ability to transition the facility from ConocoPhillips. These statements are subject to the general risks inherent in our business and may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's business and operations involve numerous risks and uncertainties, many of which are beyond Western's control, which could materially affect Western's financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.